Exhibit 99.2

PRESS RELEASE

US $

Resolute Announces Proposed Offering of Senior Notes

MONTREAL, CANADA, April 24, 2013 – Resolute Forest Products Inc. (NYSE: RFP) (TSX: RFP) today announced that it has launched a private offering for $600 million aggregate principal amount of senior notes due 2023. The notes will be unsecured and guaranteed by substantially all of Resolute’s U.S. subsidiaries. The net proceeds from the sale of the 2023 notes will be used in connection with the repurchase, repayment or other discharge of all, or substantially all, of the $501.2 million outstanding aggregate principal amount of the Company’s 10.25% senior secured notes due 2018. The Company has contemporaneously launched a tender offer for the 2018 notes, which offer is scheduled to expire at 12:00 midnight, New York City time, on May 21, 2013, unless extended by the Company.

The 2018 notes are being sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in reliance on Regulation S under the Securities Act. The 2023 notes have not been registered under the Securities Act or any state securities laws. Therefore, the notes may not be offered or sold in the U.S. absent registration or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Cautionary Statements Regarding Forward-Looking Information

Statements in this press release that are not historical information of Resolute Forest Products Inc. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include statements regarding the offering of the senior notes and the subsequent repurchase of the Senior Secured Notes. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt,” “project” and other terms with similar meaning indicating possible future events or potential impact on our business or Resolute’s shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause the actual results of the offering of the senior notes or the subsequent repurchase of the Senior Secured Notes to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that the offering will not be consummated, and the failure to satisfy any conditions to the offering. Other potential risks and uncertainties are set forth under the heading “Risk Factors” in Exhibit 99.4 to Resolute Current Report on Form 8-K filed with the United States Securities and Exchange Commission on April 24, 2013.

All forward-looking statements are expressly qualified by the cautionary statements contained above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

About Resolute Forest Products

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including newsprint, commercial printing papers, market pulp and wood products. The Company owns or operates over 40 pulp and paper mills and wood products facilities in the United States, Canada and South Korea, and power generation assets in Canada. Marketing its products in close to 90 countries, Resolute has third-party certified 100% of its managed woodlands to at least one of three internationally-recognized sustainable forest management standards, including 65% certified to the Forest Stewardship Council® (FSC®) standards. The shares of Resolute Forest Products trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute and other member companies of the Forest Products Association of Canada, as well as a number of environmental organizations, are partners in the Canadian Boreal Forest Agreement. The group works to identify solutions to conservation issues that meet the goal of balancing equally the three pillars of sustainability linked to human activities: environmental, social and economic. Resolute is also a member of the World Wildlife Fund’s Climate Savers program, in which businesses establish ambitious targets to voluntarily reduce greenhouse gas emissions and work aggressively toward achieving them.

Contacts

Investors Rémi G. Lalonde Vice President, Investor Relations 514 394-2345 ir@resolutefp.com	Media and Others Seth Kursman Vice President, Corporate Communications, Sustainability and Government Affairs 514 394-2398 seth.kursman@resolutefp.com

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